EXHIBIT 24.1

DIRECTORS AND CERTAIN OFFICERS OF
NATIONAL CITY CORPORATION

ANNUAL REPORT ON FORM 10-K

POWER OF ATTORNEY

The undersigned directors and officers of National City Corporation, a Delaware corporation (the “Corporation”) which anticipates filing an Annual Report on Form 10-K for the Corporation’s fiscal year ended December 31, 2006 with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, hereby constitute and appoint David L. Zoeller, Carlton E. Langer and Thomas A. Richlovsky, and each of them, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, to sign in the capacities indicated below, said Form 10-K, and any and all amendments and exhibits thereto, or other documents to be filed with, or submitted to, the Securities and Exchange Commission pertaining thereto, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, hereby ratifying and approving the acts of said attorneys, and any of them, and any such substitute.

EXECUTED as of this 16th day of January, 2007.

/s/ Jon E. Barfield Jon E. Barfield	Director

/s/ James S. Broadhurst James S. Broadhurst	Director

/s/ Christopher M. Connor Christopher M. Connor	Director

/s/ David A. Daberko David A. Daberko	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ Bernadine P. Healy, M.D. Bernadine P. Healy, M.D.	Director

/s/ S. Craig Lindner S. Craig Lindner	Director

/s/ Michael B. McCallister Michael B. McCallister	Director

/s/ Paul A. Ormond Paul A. Ormond	Director

/s/ Peter E. Raskind Peter E. Raskind	Director and President

/s/ Gerald L. Shaheen Gerald L. Shaheen	Director

/s/ Jerry Sue Thornton, Ph.D. Jerry Sue Thornton, Ph.D.	Director

/s/ Morry Weiss Morry Weiss	Director